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                             SUBSIDIARIES OF REGISTRANT



United Wisconsin Insurance Company - a Wisconsin insurance corporation
United Wisconsin Proservices, Inc. - a Wisconsin corporation
United Heartland Life Insurance Company - a Wisconsin insurance company Compcare Health Services Insurance Corporation - a Wisconsin corporation Meridian Managed Care, Inc. - a Wisconsin corporation
Meridian Resource Corporation - a Wisconsin corporation
Meridian Marketing Services, Inc. - a Wisconsin corporation
Valley Health Plan, Inc. - a Wisconsin corporation
American Medical Security Holdings, Inc. - a Wisconsin corporation
United Heartland, Inc. - a Wisconsin corporation
CNR Health, Inc. - a Wisconsin corporation
HMO-W, Incorporated - a Wisconsin corporation
Unity Health Plans Insurance Corporation - a Wisconsin corporation
Hometown Insurance Services, Inc. - a Wisconsin corporation
American Medical Security, Inc. - a Delaware corporation
Continental Plan Services, Inc. - a Wisconsin corporation
United Wisconsin Life Insurance Company - a Wisconsin insurance corporation Plaines Health Networks, Inc. - a Wisconsin corporation
Accountable Health Plans, Inc. - a Texas corporation
AMS HMO Holdings, Inc. - a Delaware corporation
Heartland Dental Plan, Inc. - a Wisconsin corporation
American Medical Security Insurance Company of Georgia - a Georgia corporation Unity HMO of Illinois, Inc. - an Illinois corporation
Accountable Health Plan of the Carolinas, Inc. - a North Carolina corporation Atlantic Health Plans, Inc. - a North Carolina corporation
American Medical Security Health Plan, Inc. - a Florida corporation
Nurse Healthline, Inc. - a Wisconsin corporation
U&C Real Estate Partnership - a Wisconsin partnership